                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 8, 1999


                                SPAR GROUP, INC.

               (Exact Name of Registrant as Specified in Charter)


          Delaware                     0-27408                    33-0684451
----------------------------         -----------             -------------------
(State or Other Jurisdiction         (Commission                (IRS Employer
      of Incorporation)               File No.)              Identification No.)


19900 MacArthur Boulevard, Suite 900, Irvine, California                  92612
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


        Registrant's telephone number, including area code (949) 476-2200



--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On July 8, 1999, the transactions contemplated by the Agreement and Plan of Merger dated as of February 28, 1999 and amended on May 14, 1999 (as amended, the "Merger Agreement") among SPAR Group, Inc., formerly known as PIA Merchandising Services, Inc. (prior to the merger, "PIA" and after the merger, the "Company"), SG Acquisition, Inc., a Nevada corporation and prior to the consummation of the transactions contemplated by the Merger Agreement, a wholly owned subsidiary of the Company ("PIA Acquisition"), PIA Merchandising, Co., Inc., a California corporation and a wholly owned subsidiary of the Company ("PIA Merchandising"), SPAR Acquisition, Inc., a Nevada corporation ("SAI"), SPAR MCI Performance Group, Inc., a Delaware corporation ("SMCI"), SPAR Incentive Marketing, Inc., a Delaware corporation ("SIM"), SPAR Marketing Force, Inc., a Nevada corporation ("SMF"), SPAR Marketing, Inc., a Delaware corporation ("SMI"), SPAR, Inc., a Nevada corporation ("SINC"), SPAR/Burgoyne Retail Services, Inc., an Ohio corporation ("SBRS"), SPAR Marketing, Inc., a Nevada corporation ("SMNEV"), and SPAR Trademarks, Inc., a Nevada corporation ("STM," and together with SMCI, SIM, SMF, SINC, SMI, SBRS, SMNEV and STM, the "SPAR Companies") were consummated. Pursuant to the Merger Agreement, on July 8, 1999, following the approval of the Company's stockholders at the annual meeting of stockholders held on that date, PIA Acquisition merged with and into SAI (the "Merger"), with SAI continuing as the surviving corporation and a wholly owned subsidiary of the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

     The annual audited combined financial statements of the SPAR Companies prepared in accordance with Regulation S-X, consisting of the balance sheets as of December 31, 1998, March 31, 1998 and March 31, 1997 and the related combined statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1998, and the nine-month period ended December 31, 1998, together with the corresponding Report of Independent Public Accountants filed with this Current Report on Form 8-K/A are listed in the Index to Financial Statements on page F-1 of this Current Report on Form 8-K/A. The annual audited financial statements of MCI Performance Group, Inc. prepared in accordance with Regulation S-X, consisting of the balance sheets as of December 31, 1998 and December 31, 1997 and the related statements of income, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998 together with the corresponding Report of Independent Public Accountants filed with this Current Report on Form 8-K/A are listed in the Index to Financial Statements on page F-1 of this Current Report on Form 8-K/A.

     (b)  Pro Forma Financial Information.

     The unaudited pro forma combined financial statements consisting of the unaudited pro forma combined balance sheet as of March 31, 1999 and the unaudited pro forma combined statement of operations for the year ended December 31, 1998 and the three-month period ended March 31, 1999 filed with this Current Report on Form 8-K/A are listed in the Index to Financial Statements on page F-1 of this Current Report on Form 8-K/A.

     (c)  Exhibits.

Exhibit
   No.                               Description
-------                              -----------
   2.1         Agreement and Plan of Merger dated as of February 28, 1999 among the Company, SAI, PIA Merchandising, PIA Acquisition and the SPAR
               Companies (incorporated by reference to Exhibit 10.10 of the
               Company's Form 10-K, filed with the Securities and Exchange
               Commission on March 31, 1999).

   2.2         First Amendment to Agreement and Plan of Merger dated as of May
               14, 1999, among the Company, SAI, PIA Merchandising, PIA
               Acquisition and the SPAR Companies (incorporated by reference to Exhibit 10.13 of the Company's Form 10-K/A, filed with the Securities and Exchange Commission on May 25, 1999).

  23.1         Consent of Ernst & Young LLP

  23.2         Consent of Ernst & Young LLP

  99.1 Press Release of the Company dated July 8, 1999 (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form
               8-K, filed with the Securities and Exchange Commission on July
               23, 1999).

                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 1999

                                       SPAR Group, Inc.


                                       By: /s/ Cathy L. Wood
                                           -------------------------------------
                                           Cathy L. Wood
                                           Executive Vice President,
                                           Chief Financial Officer and Secretary

                         INDEX TO FINANCIAL STATEMENTS

Audited Combined Financial Statements - SPAR GROUP

Report of Independent Auditors...............................................F-2
Combined Balance Sheets of December 31, 1998,
 March 31, 1998 and March 31, 1997...........................................F-3
Combined Statements of Operations for Each of the
 Three Years in the Period ended March 31, 1998 and
 the Nine Month Period ended December 31, 1998...............................F-4
Combined Statement of Stockholders' Equity for Each
 of the Three Years in the Period ended March 31, 1998 and
 the Nine Month Period ended December 31, 1998...............................F-5
Combined Statements of Cash Flows for Each of the
 Three Years in the Period ended March 31, 1998 and
 the Nine Month Period ended December 31, 1998...............................F-6
Notes to Combined Financial Statements for Each of the
 Three Years in the Period ended March 31, 1998 and
 the Nine Month Period ended December 31, 1998...............................F-7


Audited Financial Statements - MCI PERFORMANCE GROUP, INC.

Report of Independent Auditors..............................................F-14
Balance Sheets as of December 31, 1998 and December 31, 1997................F-15
Statements of Income for Each of the Three Years in the
 Period ended December 31, 1998.............................................F-16
Statements of Stockholders' Equity (Deficit) for Each
 of the Three Years in the Period ended December 31, 1998...................F-17
Statements of Cash Flows for Each of the Three Years
 in the Period ended December 31, 1998......................................F-18
Notes to Financial Statements...............................................F-19


Unaudited Pro Forma Combined Financial Statements

Unaudited Pro Forma Combined Balance Sheet as of March 31, 1999.............F-28
Unaudited Pro Forma Combined Statement of Operations for the:
 Year ended December 31, 1998...............................................F-29
 Three Month Period ended March 31, 1999....................................F-30
Notes to Unaudited Pro Forma Combined Financial Statements..................F-31

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of SPAR Companies

     We have audited the accompanying combined balance sheets of SPAR Companies as of March 31, 1997 and 1998 and December 31, 1998 and the related combined statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1998 and the nine month period ended December 31, 1998. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of SPAR Companies at March 31, 1997 and 1998 and December 31, 1998, and the combined results of its operations and its cash flows for each of the three years in the period ended March 31, 1998 and the nine month period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Minneapolis, Minnesota
May 19, 1999

                                 SPAR COMPANIES

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                 MARCH 31,
                                         -------------------------    DECEMBER 31,     MARCH 31,
                                            1997          1998            1998           1999
                                         ----------    -----------    ------------    -----------
                                                                                      (UNAUDITED)
Current assets:
  Cash.................................  $  519,604    $ 1,919,076    $   909,971     $ 1,980,677
  Accounts receivable, less allowance
     $321,000 and $568,000 and $605,000
     at March 31, 1997 and 1998 and
     December 31, 1998, respectively...   7,565,421      8,049,491     10,627,098      14,608,996
  Prepaid expenses and other current
     assets............................      98,080        310,277        707,684         811,686
  Prepaid program costs................          --             --             --       2,569,757
  Due from stockholder.................          --             --      1,500,000              --
  Due from affiliates..................     132,181         60,000             --         177,120
                                         ----------    -----------    -----------     -----------
          Total current assets.........   8,315,286     10,338,844     13,744,753      20,148,236
Property and equipment, net............     218,470        226,961        827,332       1,552,213
Goodwill, net..........................          --             --             --      12,140,067
Other assets...........................     334,577        330,124        292,558         301,581
                                         ----------    -----------    -----------     -----------
          Total assets.................  $8,868,333    $10,895,929    $14,864,643     $34,142,097
                                         ==========    ===========    ===========     ===========

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit.......................  $2,054,962    $ 2,400,990    $ 4,149,403     $ 3,187,179
  Accounts payable.....................     879,255        630,250      1,533,675       2,045,648
  Accrued expenses.....................   2,321,007      1,755,020      2,808,357       4,900,614
  Due to affiliate.....................     618,086        262,271        205,219         355,413
  Deferred revenue.....................     466,919             --             --       4,086,457
  Distributions payable to
     stockholders......................          --      1,203,000      6,577,000       7,399,111
  Current portion of long-term debt due
     to affiliates.....................     155,959        375,000        375,000              --
  Note payable to MCI..................          --             --             --       8,790,386
  Current portion of other long-term
     debt..............................     500,000        300,000        310,000       1,375,991
                                         ----------    -----------    -----------     -----------
          Total current liabilities....   6,996,188      6,926,531     15,958,654      32,140,799
Long-term debt due to affiliates, less
  current portion......................     402,374        592,500        311,250              --
Other long-term debt, less current
  portion..............................     535,000        235,000             --       2,338,260
Stockholders' equity (deficit).........     934,771      3,141,898     (1,405,261)       (336,962)
                                         ----------    -----------    -----------     -----------
          Total liabilities and
            stockholders' equity.......  $8,868,333    $10,895,929    $14,864,643     $34,142,097
                                         ==========    ===========    ===========     ===========

                            See accompanying notes.

                                 SPAR COMPANIES

                       COMBINED STATEMENTS OF OPERATIONS

                                                                         NINE MONTHS ENDED          THREE MONTHS ENDED
                                    YEAR ENDED MARCH 31,                   DECEMBER 31,                  MARCH 31,
                           ---------------------------------------   -------------------------   -------------------------
                              1996          1997          1998          1997          1998          1998          1999
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                                     (UNAUDITED)                 (UNAUDITED)   (UNAUDITED)
Net revenues.............  $14,424,502   $35,574,316   $36,804,398   $27,202,398   $32,600,786   $9,602,000    $21,636,548
Cost of revenues.........    7,678,650    21,753,915    19,417,492    14,579,492    16,216,559    4,838,000     14,372,765
                           -----------   -----------   -----------   -----------   -----------   ----------    -----------
Gross profit.............    6,745,852    13,820,401    17,386,906    12,622,906    16,384,227    4,764,000      7,263,783
Selling, general and
  administrative
  expenses...............    7,029,830    13,476,964    12,248,137     9,310,137    10,120,118    2,938,000      4,950,644
                           -----------   -----------   -----------   -----------   -----------   ----------    -----------
Operating (loss)
  income.................     (283,978)      343,437     5,138,769     3,312,769     6,264,109    1,826,000      2,313,139
Other income (expense):
  Other income
    (expense)............           --      (252,746)      (36,354)      (36,354)      148,832           --         45,032
  Interest income........       23,085            --            --            --            --           --             --
  Interest expense.......     (122,523)     (513,658)     (353,363)     (258,363)     (304,004)     (95,000)      (415,809)
                           -----------   -----------   -----------   -----------   -----------   ----------    -----------
                               (99,438)     (766,404)     (389,717)     (294,717)     (155,172)     (95,000)      (370,777)
                           -----------   -----------   -----------   -----------   -----------   ----------    -----------
Net (loss) income........  $  (383,416)  $  (422,967)  $ 4,749,052   $ 3,018,052   $ 6,108,937   $1,731,000    $ 1,942,362
                           ===========   ===========   ===========   ===========   ===========   ==========    ===========
Unaudited pro forma
  information:
  Net (loss) income
    before income tax
    provision............  $  (383,416)  $  (422,967)  $ 4,749,052   $ 3,018,052   $ 6,108,937   $1,731,000    $ 1,942,362
  Pro forma income tax
    (benefit)
    provision............     (132,493)       (6,350)    1,751,101     1,112,836     2,252,526      638,265        716,200
                           -----------   -----------   -----------   -----------   -----------   ----------    -----------
  Pro forma net (loss)
    income (see Note
    2)...................  $  (250,923)  $  (416,617)  $ 2,997,951   $ 1,905,216   $ 3,856,411   $1,092,735    $ 1,226,162
                           ===========   ===========   ===========   ===========   ===========   ==========    ===========

                            See accompanying notes.

                                 SPAR COMPANIES

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                  TOTAL
                                                              STOCKHOLDERS'
                                                                 EQUITY
                                                              -------------
Balance at March 31, 1995...................................  $    512,472
  Net loss..................................................      (383,416)
  Net contributions from stockholders.......................       887,678
                                                              ------------
Balance at March 31, 1996...................................     1,016,734
  Net income................................................      (422,967)
  Net contributions from stockholders.......................       341,004
                                                              ------------
Balance at March 31, 1997...................................       934,771
  Net income................................................     4,749,052
  Net distributions to stockholders.........................    (2,541,925)
                                                              ------------
Balance at March 31, 1998...................................     3,141,898
  Net income................................................     6,108,937
  Net distributions to stockholders.........................   (10,656,096)
                                                              ------------
Balance at December 31, 1998................................  $ (1,405,261)
  Net income (unaudited)....................................     1,942,362
  Net distributions to stockholders (unaudited).............      (874,063)
                                                              ------------
Balance at March 31, 1999 (unaudited).......................  $   (336,962)
                                                              ============

                            See accompanying notes.

                                 SPAR COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                NINE MONTHS ENDED          THREE MONTHS ENDED
                                           YEAR ENDED MARCH 31,                   DECEMBER 31,                  MARCH 31
                                  ---------------------------------------   -------------------------   -------------------------
                                     1996          1997          1998          1997          1998          1998          1999
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                                            (UNAUDITED)                 (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES
Net (loss) income...............  $  (383,416)  $  (422,967)  $ 4,749,052   $ 3,018,052   $ 6,108,937   $ 1,731,000   $ 1,942,362
Adjustments to reconcile net
  (loss) income to net cash
  provided by operating
  activities:
    Loss on disposal of property
      and equipment.............           --       228,533            --            --            --            --            --
    Depreciation................      157,121       186,012       151,816       112,000       130,696            --        66,292
    Amortization................       33,729        41,455         9,376         7,200        11,250            --       178,671
    Changes in operating assets
      and liabilities:
      Accounts receivable.......      201,315       102,616      (484,070)   (3,016,918)   (2,577,607)    2,532,648    (2,284,301)
      Note receivable...........     (253,000)      253,000            --            --            --            --            --
      Prepaid expenses and other
        current assets..........       32,993      (168,451)     (217,120)       (4,622)     (371,091)     (203,122)      603,366
      Prepaid program cost......           --            --            --            --            --            --      (195,124)
      Due from affiliates.......     (429,481)      582,357        72,181        89,830        60,000       (17,649)     (177,120)
      Accounts payable..........      311,306        67,037      (249,005)      (23,866)      903,425      (225,139)      511,973
      Accrued expenses..........      268,667     1,216,401      (565,987)     (541,260)    1,053,337       (24,727)    2,092,257
      Due to affiliates.........      181,237       436,849      (355,815)      (87,654)      (57,052)     (268,161)      150,194
      Deferred revenue..........       46,020       420,899      (466,919)     (245,675)           --      (221,244)   (3,668,767)
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net cash provided by (used in)
  operating activities..........      166,491     2,943,741     2,643,509      (692,913)    5,261,895     3,303,806      (780,197)
INVESTING ACTIVITIES
Purchases of property and
  equipment.....................      (91,217)     (104,845)     (160,307)      (71,335)     (731,067)      (56,356)     (279,840)
Purchase of business, net of
  cash acquired.................   (4,669,717)           --            --            --            --                     738,240
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net cash used in investing
  activities....................   (4,760,934)     (104,845)     (160,307)      (71,335)     (731,067)      (56,356)      458,400
FINANCING ACTIVITIES
Net (payments of) proceeds from
  line of credit................  $ 3,523,734   $(2,498,772)  $   346,028   $ 2,128,508   $ 1,748,413   $(1,782,480)  $  (962,224)
Net (payments of) proceeds from
  long-term debt due to Spar
  Marketing Services, Inc.......     (249,999)     (145,835)      409,167       505,417      (281,250)      (96,250)     (686,250)
Due to (from) stockholders......      300,000            --    (1,297,000)     (432,750)   (1,500,000)    1,635,750     2,322,111
Payments of note payable to
  MCI...........................           --            --            --            --            --            --    (1,625,340)
Payment of other long-term
  debt..........................           --      (675,000)     (500,000)     (375,000)     (225,000)     (125,000)           --
Contributions by (distributions
  to) stockholders..............      887,678       341,004       (41,925)     (589,680)   (5,282,096)   (1,952,245)     (874,063)
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Proceeds from other long-term
  debt..........................           --            --            --            --            --            --     3,218,269
Net cash provided by (used in)
  financing activities..........    4,461,413    (2,978,603)   (1,083,730)    1,236,495    (5,539,933)   (2,320,225)    1,392,503
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net (decrease) increase in
  cash..........................     (133,030)     (139,707)    1,399,472       472,247    (1,009,105)      927,225     1,070,706
Cash at beginning of year.......      792,341       659,311       519,604       519,604     1,919,076       991,851       909,971
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Cash at end of year.............  $   659,311   $   519,604   $ 1,919,076   $   991,851   $   909,971   $ 1,919,076   $ 1,980,677
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION
Interest paid...................  $   122,523   $   513,658   $   353,363   $   266,051   $   300,204   $    87,312   $   280,809
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Non-cash transactions:
  Distributions payable to
    stockholders................  $        --   $        --   $ 2,500,000   $        --   $ 6,577,000   $        --   $ 2,500,000
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========

                            See accompanying notes.

                                 SPAR COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 MARCH 31, 1998

1.   BUSINESS AND ORGANIZATION

     The SPAR Companies ("SPAR" or the "Company") is a national marketing services company that provides retail merchandising and other marketing services to home video, consumer goods and food products companies, SPAR's services include in-store merchandising, test market research, mystery shopping, database management and data collection. SPAR offers these services directly through a network of in-store merchandising specialists. SPAR also provides teleservices within an extensive inbound and outbound call center.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CHANGE OF FISCAL YEAR END

     Effective April 1, 1998, the SPAR Companies changed their year end to December 31.

BASIS OF PRESENTATION

     The combined financial statements include the following operating companies owned by the same two stockholders. The companies included in the SPAR Companies are:

     Spar, Inc. ("SINC") (formerly Spar/Burgoyne Information Services, Inc.) -- provides merchandising services to manufacturers and distributors, across most retail trade classes such as mass merchandise, food, drug and home centers.

     Spar/Burgoyne Retail Services, Inc. ("SBRS") -- provides information gathering and consumer and trade research services and operates nationwide product retrieval service, performing and conducting consumer and trade surveys.

     Spar Marketing Force, Inc. ("SMF") -- provides merchandising services to manufacturers and distributors, across most retail trade classes such as mass merchandise, food, drug and home centers. Spar Marketing Force, Inc. also provides services for an international automobile manufacturer.

     Spar Marketing, Inc. (Nevada, "SMNEV") -- provides merchandising services to manufacturers and distributors, across most retail trade classes such as mass merchandise, food, drug and home centers.

     Spar Acquisition, Inc. ("SAI") -- a holding company formed in contemplation of a proposed reorganization. The Company will own SIM, STM and SMID after completion of the proposed reorganization.

     Spar MCI Performance Group, Inc. ("SMCI") -- the wholly-owned subsidiary of SIM that purchased the assets of Dallas-based MCI Performance Group on January 15, 1999.

     Spar Marketing, Inc. (Delaware "SMI") -- a holding Company formed in contemplation of a proposed reorganization. The Company will own SI, SBRS, SMF and SMIN after completion of the proposed reorganization.

     Unaudited additional companies, newly formed in 1999 and included in March 31, 1999 combined financial results:

     Spar Incentives Marketing, Inc. ("SIM") -- a holding Company formed in February 1999 in contemplation of a proposed reorganization. The Company will own SMCI after completion of the proposed reorganization.

     Spar Trademarks, Inc. ("STM") -- a newly formed corporation in February 1999 to hold the trademarks of the SPAR Companies.

                                 SPAR COMPANIES

                                 MARCH 31, 1998

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) REVENUE RECOGNITION

     Revenues are recognized as services are performed in accordance with contract terms. All operating expenses are charged to operations as incurred.

AGENCY FUNDS

     Cash balances available for the administration of a customer's bonus program are deposited in accounts with financial institutions in which the Company acts as agent for a customer pending payment settlement. These funds are considered neither an asset nor liability of the Company. The balance of funds held in agency accounts totaled approximately $612,000, $997,000 and $35,264,000 as of March 31, 1997 and 1998 and December 31, 1998, respectively.

PROPERTY AND EQUIPMENT

     Property and equipment, including leasehold improvements, are stated at cost. Depreciation and amortization is calculated on a straight-line basis over estimated useful lives of the related assets, which range from five to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or lease term, using the straight-line method.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company reviews the recoverability of long-lived assets, whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, in accordance with criteria established by Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets." A loss is recognized for the difference between the carrying amount and the estimated fair value of the asset. The Company made no adjustment to the carrying values of the assets during the years ended March 31, 1996, 1997 and 1998 and the nine month period ended December 31, 1998.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     At March 31, 1997 and 1998 and December 31, 1998, the fair value of the Company's cash, accounts receivable, and accounts payable approximates carrying amounts due to the short-term maturities of such instruments. The carrying amount of notes payable approximates fair value since the current effective rates reflect the market rate for debt with similar terms and remaining maturities.

CONCENTRATION OF CREDIT RISK AND OTHER RISKS

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with high credit quality financial institutions and investment grade short-term investments, which limit the amount of credit exposure.

     Three customers approximated 38% and 51% of net revenues for the years ended March 31, 1997 and 1998, respectively and 50% for the nine month period ended December 31, 1998. Additionally, three customers approximated 37%, 49% and 50% of accounts receivable at March 31, 1997 and 1998 and December 31, 1998, respectively.

INCOME TAXES

     Historically, the companies in the SPAR Companies have elected, by the consent of its stockholders, to be taxed under the provisions of subchapter S of the Internal Revenue Code (the "Code") with the exception

                                 SPAR COMPANIES

                                 MARCH 31, 1998

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

of Spar/Burgoyne Retail Services, Inc. which is taxed as a C corporation. Under the provisions of the Code, the stockholders of the subchapter S companies include the Company's corporate income in their personal income tax returns. Accordingly, these subchapter S companies were not subject to federal corporate income tax during the period for which they were S Corporations. Certain states in which these subchapter S companies do business do not accept certain provisions under subchapter S of the Code and, as a result, income taxes in these states are a direct responsibility of the Company. Spar/Burgoyne Retail Services, Inc. did not recognize income tax expense for the year ended March 31, 1996 as the Company had net operating loss carryforwards to offset any tax liability. In the years ended March 31, 1997 and 1998 and the nine months ended December 31, 1998, Spar/Burgoyne Retail Services, Inc. recognized an income tax provision of approximately $52,000, $12,000 and $-0-, respectively. This expense is recorded in other expenses.

     The unaudited pro forma income tax information included in the statements of operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for the all periods presented.

USE OF ESTIMATES

     The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERNAL USE SOFTWARE DEVELOPMENT COSTS

     In March 1998, the AICPA issued SOP 98-1, Accounting For the Costs of Computer Software Developed For or Obtained For Internal Use, (the "SOP"). The SOP is effective for the Company beginning on January 1, 1999. The SOP will require the capitalization of certain costs incurred after the date of adoption in connection with developing or obtaining software for internal use. The Company currently expenses such costs as incurred. The Company has not yet assessed what the impact of the SOP will be on the Company's financial position or results of operations.

3.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                         MARCH 31
                                                   --------------------    DECEMBER 31,
                                                     1997        1998          1998
                                                   --------    --------    ------------
Computer equipment and programs..................  $320,924    $399,310     $  987,650
Furniture and equipment..........................    38,212      38,212        124,540
Leasehold improvements...........................    30,752          --         73,901
                                                   --------    --------     ----------
                                                    389,888     437,522      1,186,091
Less accumulated depreciation....................   171,418     210,561        358,759
                                                   --------    --------     ----------
                                                   $218,470    $226,961     $  827,332
                                                   ========    ========     ==========


4.   LINE OF CREDIT

     Spar Marketing Force, Inc. ("SMF") has a line of credit with a bank, wherein SMF can borrow up to $6,000,000 based on eligible accounts receivable. Borrowings under the line of credit are due on demand with

                                 SPAR COMPANIES

                                 MARCH 31, 1998


4.   LINE OF CREDIT (CONTINUED)

interest payable at the bank's "alternate base rate" plus 2.0% (9.75% at December 31, 1998). The balance outstanding on the line of credit was $2,054,962, $2,400,990 and $1,519,161 at March 31, 1997 and 1998 and December
31, 1998, respectively. The line of credit is secured by the assets of SMF.

5.   LONG-TERM DEBT DUE TO AFFILIATE

     The Company's affiliate, Spar Marketing Service, Inc. ("SMS"), had a long-term loan dated August 1994 with an original balance of $1,000,000 and a line of credit in the amount of $500,000. SMS refinanced and replaced these loans with a single facility, long-term loan, on October 29, 1996. The replacement term loan in the amount of $1,500,000 was due in 48 consecutive monthly principal installments of $31,250 and interest at the bank's fluctuating announced rate plus 1.25%. The Company has borrowed these same funds from SMS and has agreed to repay the amounts borrowed using the same terms contained within the loan agreement between the bank and SMS. The bank loan was repaid in its entirety by the SPAR Companies in 1998.

 6. COMMON STOCK

     Common stock of the companies included in the SPAR Companies at December 31, 1998 is as follows:

                                                                   SHARES
                                                     SHARES      ISSUED AND
                                                   AUTHORIZED    OUTSTANDING    PAR VALUE
                                                   ----------    -----------    ---------
Spar Inc.........................................       2,500        72           None
Spar/Burgoyne Retail Services, Inc...............       2,500        72           None
Spar Marketing Force, Inc........................       2,500        72           None
Spar Marketing, Inc..............................         100        72           None
Spar Acquisition, Inc............................  50,000,000        72           $.01
Spar MCI Performance Group, Inc..................       2,500        72           None
Spar Marketing, Inc. (Delaware)..................       1,000        72           $.01

 7. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

     The Company leases equipment and certain office space in several cities, under non-cancelable operating lease agreements. Certain leases contain escalation clauses and require the Company to pay its share of any increases in operating expenses and real estate taxes. Rent expense was approximately $331,000, $816,000 and $871,000 for the years ended March 31, 1996, 1997 and
1998, respectively, and $754,000 for the nine months ended December 31, 1998. At December 31, 1998, future minimum commitments under all non-cancelable operating lease arrangements are as follows:

1999.....................................  $  854,500
2000.....................................     185,500
2001.....................................     170,200
2002.....................................     135,400
2003.....................................      67,700
                                           ----------
                                           $1,413,300
                                           ==========

                                 SPAR COMPANIES

                                 MARCH 31, 1998


7.    COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

     SMS, a related party, has been audited by the Internal Revenue Service with respect to whether certain field representatives should be classified as independent contractors or employees for federal employment tax purposes for the tax years ended December 31, 1991 and 1992. The dispute has worked its way through the Internal Revenue Service appeals process and SMS intends to file a petition with the Federal District Court. If it is found that the field representatives should be classified as employees, SMS could be liable for employment taxes and related penalties and interest. The outcome of this dispute and the amount of the contingent liability are not determinable at this time. If a liability is assessed and SMS is unable to pay, the IRS may seek to collect all or a portion of the tax liability from the Company due to its common control and business relationship with SMS. Accordingly, the Company believes an adequate provision for the contingent liability has been made in the accompanying combined financial statements as of March 31, 1997 and 1998 and December 31, 1998, respectively. Similar claims have been filed against SMS by certain states. However, SMS is confident defending its position against these state claims because of prior success in several states, and SMS will continue to vigorously defend its position against any future state claims that may arise. For example, SMS prevailed on a similar claim by the state of California, which had instituted administrative proceedings against SMS. The administrative law judge agreed with SMS's classification of field representatives as independent contractors. The State of California has declined to file a further appeal and has refunded payments made by SMS under protest during the appeal process.

     The Company is a party to various legal actions and administrative proceedings arising in the normal course of business. In the opinion of Company's management, dispositions of these matters are not anticipated to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

8.   PROFIT SHARING PLAN

     The SPAR Companies have a 401(k) Profit Sharing Plan covering substantially all full-time employees. Employer contributions of approximately $31,200, $31,600 and $37,000 were made to the plan during the years ended March 31, 1996, 1997 and 1998, respectively, and $14,400 for the nine months ended December 31, 1998.

9.   PHANTOM STOCK PLAN

     The SPAR Companies have a phantom stock plan covering certain members of management. Phantom shares are granted at the discretion of the Board of Directors and vest over four years. The Company has accrued approximately $110,000 related to the phantom stock plan as of December 31, 1998. All liabilities under the plan are subordinated to bank debt.

10.  ACCRUED EXPENSES

     The accrued expense balance includes approximately $950,000, $600,000 and $1,867,000 for salaries and bonus amounts payable at March 31, 1997 and 1998 and December 31, 1998, respectively.

11.  RELATED PARTY TRANSACTIONS

     The SPAR Companies are affiliated through common ownership with Spar Retail Services, Inc. (formerly Spar/Servco, Inc.), Spar Marketing Services, Inc., Spar/Burgoyne, Inc., Spar Group, Inc., IDS Spar Pty, Ltd. (Aust.), Spar Ltd., (U.K.), Garden Island, Inc., Spar Marketing Pty Ltd. (Aust.), Spar/ Burgoyne Information Services, Inc., WR Services, Inc., Spar Services Inc., Infinity Insurance Ltd. and Spar Infotech, Inc.

                                 SPAR COMPANIES

                                 MARCH 31, 1998

11.  RELATED PARTY TRANSACTIONS (CONTINUED)

     The following transactions occurred between the SPAR Companies and the above affiliates:

                                                                             NINE MONTHS
                                              YEAR ENDED MARCH 31,              ENDED
                                      ------------------------------------   DECEMBER 31,
                                         1996         1997         1998          1998
                                      ----------   ----------   ----------   ------------
Marketing services provided by
  affiliates:
  Independent contractor services...  $4,077,621   $6,250,321   $3,232,500    2,763,222
                                      ==========   ==========   ==========    =========
  Field management services.........  $1,820,000   $3,002,905   $2,964,246    2,049,172
                                      ==========   ==========   ==========    =========
Services provided to affiliates:
  Management services...............  $  620,000   $  597,509   $  576,147      417,403
                                      ==========   ==========   ==========    =========

     Through the services of Infinity Insurance, Ltd., the Company purchased insurance coverage for its casualty and property insurance risk, for approximately $321,000 and $318,000 during the years ended March 31, 1997 and 1998, respectively, and $375,000 for the nine months ended December 31, 1998. No services were provided during the year ended March 31, 1996.

                                                     MARCH 31,
                                           ------------------------------   DECEMBER 31,
                                             1996       1997       1998         1998
                                           --------   --------   --------   ------------
Balance due from affiliates:
  Spar Marketing Services, Inc...........  $113,538   $     --   $ 60,000     $     --
  Spar Group, Inc........................   600,000    132,181         --           --
                                           --------   --------   --------     --------
                                           $713,538   $132,181   $ 60,000     $     --
                                           ========   ========   ========     ========
Balance due to affiliates:
  Spar Marketing Services, Inc...........  $     --   $576,820   $261,771     $205,219
  Spar/Burgoyne, Inc.....................        --         --        500           --
  Spar Group, Inc........................    39,500     41,266         --           --
  Spar/Burgoyne Information Services,
     Inc.................................   185,824         --         --           --
                                           --------   --------   --------     --------
                                           $225,324   $618,086   $262,271     $205,219
                                           ========   ========   ========     ========

12.  ACQUISITION

     SPAR Marketing Force, Inc. was organized in late fiscal 1996 to acquire substantially all of the assets of Marketing Force, Inc. The March 1, 1996 acquisition has been accounted for by the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair values. The fair value of tangible assets acquired and liabilities assumed was $7,950,033 and $2,950,033, respectively. The purchase consisted of (a) $5,000,000 in cash, financed through a revolving bank credit line and security agreement, and (b) a subordinated promissory note not to exceed $12,000,000 payable to Marketing Force, Inc. and its affiliate, ADVO, Inc.

     The purchase agreement provided for a post closing adjustment to the purchase price in the event of a deficiency in the closing business values. The final assessment of net asset values has resulted in a restructuring of the subordinated promissory note up to $3,000,000 which is payable only in the event that SPAR Marketing Force, Inc. completes a public offering of its shares prior to the year 2000. The consideration related to the subordinated promissory note will be recorded as additional purchase price when paid.

                                 SPAR COMPANIES

                                 MARCH 31, 1998

13.  EVENTS (UNAUDITED) SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS' REPORT

MCI PERFORMANCE GROUP, INC.

     On January 15, 1999, SMCI completed the purchase of substantially all of the assets and assumed certain liabilities of Dallas based, MCI Performance Group, Inc. (MCI). The transaction, to be accounted for as a purchase, consisted of $1,800,000 cash and an $12,422,189 note payable to the seller. The excess purchase price over the fair value of the net assets acquired has been allocated to goodwill. The operations of SMCI from January 15, 1999 have been included in the Spar Companies' results of operations for the three months ended March 31, 1999. The purchase agreement provides for post closing adjustments whereby the seller has guaranteed a minimum net worth of $1,500,000 for MCI at the date of closing and additional contingent consideration will be payable in the event that SMCI and MCI achieve $3,500,000 in earnings before taxes for the twelve month period ending March 31, 1999. Additional consideration paid, if any, will be recorded as an increase to goodwill.

AMENDED REVOLVING LINE OF CREDIT/SECURITY AGREEMENT

     In March 1999, the Company amended its revolving line of credit/security agreement with its bank, to include a $3,000,000 term loan due in monthly installments of $83,334 through March, 2002.

PIA MERCHANDISING SERVICES, INC.

     In May 1999, the Company entered into an amended Plan of Merger with Irvine, California based, PIA Merchandising Services, Inc. (PIA). The transaction, to be accounted for as a reverse merger, will consist of a stock exchange. Prior to the merger, the Companies in the Spar Companies will be reorganized as direct or indirect subsidiaries of SPAR Acquisition, Inc. (SAI). Each share of capital stock of Spar Acquisition, Inc. will be converted into its right to receive one share of PIA stock and each option to acquire one share of Spar Acquisition, Inc. stock will be converted into a corresponding right to acquire one share of PIA stock. Initial converted shares and converted options (if exercised) will together represent 70% of the outstanding shares of PIA immediately following the merger. The agreement with PIA is subject to PIA shareholder approval, and is anticipated to be completed in the second calendar quarter of 1999.

     In connection with the merger agreement, the shareholders of the SPAR Companies have agreed to indemnify PIA stockholders with respect to the independent contractor contingent liability discussed in Note 7 and the subordinated promissory note discussed in Note 12.

     The affiliate arrangements as described in Notes 5 and 11 will be amended upon consummation of the merger discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

                         Report of Independent Auditors


To the Board of Directors and Stockholder of MCI Performance Group, Inc.

We have audited the accompanying balance sheets of MCI Performance Group, Inc. as of December 31, 1997 and 1998 and the related statements of income, stockholder's equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MCI Performance Group, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
February 22, 1999, except for Note 11,
as to which the date is June 16, 1999

                           MCI Performance Group, Inc.

                                 Balance Sheets

                                                                                 DECEMBER 31,
                                                                             1997               1998
                                                                         ------------       ------------
                                                                          (Restated)         (Restated)
ASSETS
Current assets:
    Cash and cash equivalents                                            $  3,709,298       $ 1,194,288
    Accounts receivable, less allowance of $162,000 and $219,000 at
       December 31, 1997 and 1998, respectively                             3,424,812         1,385,895
    Employee advances                                                         457,404           522,798
    Note receivable                                                                --           750,000
    Due from stockholder                                                           --         2,296,272
    Prepaid program costs                                                   1,064,292         1,423,879
    Prepaid expenses and other current assets                                 975,595           780,526
                                                                         ------------       -----------
Total current assets                                                        9,631,401         8,353,658
    Property and equipment, net                                             2,275,717           349,635
    Other assets                                                               14,297            14,225
                                                                         ------------       -----------
Total assets                                                             $ 11,921,415       $ 8,717,518
                                                                         ============       ===========

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT) Current liabilities:
    Accounts payable                                                     $  4,772,530       $   631,662
    Accrued expenses and other current liabilities                          2,569,758         2,152,541
    Deferred revenue                                                        4,438,418         5,558,924
    Due to stockholder                                                        460,269         1,530,000
                                                                         ------------       -----------
Total current liabilities                                                  12,240,975         9,873,127

Long-term debt, less current portion                                        1,219,500                --

Stockholder's equity (deficit):
    Common stock, $1 par value; 100,000 shares authorized,
       3,500 shares issued and outstanding                                      3,500             3,500
    Retained earnings (deficit)                                            (1,542,560)       (1,159,109)
                                                                         ------------       -----------
Total stockholder's equity (deficit)                                       (1,539,060)       (1,155,609)
                                                                         ------------       -----------
Total liabilities and stockholder's equity (deficit)                     $ 11,921,415       $ 8,717,518
                                                                         ============       ===========

See accompanying notes.

                           MCI Performance Group, Inc.

                              Statements of Income

                                                               YEAR ENDED DECEMBER 31
                                                      1996              1997              1998
                                                  -----------      ------------       -----------
                                                                    (Restated)
NET REVENUES                                      $33,361,277      $ 42,294,074       $33,195,765
Cost of revenues                                   26,351,322        32,472,284        26,107,705
                                                  -----------      ------------       -----------
Gross profit                                        7,009,955         9,821,790         7,088,060

OPERATING EXPENSES
Selling, general and administrative expenses        6,570,962         9,757,239         6,781,306
                                                  -----------      ------------       -----------
Operating income                                      438,993            64,551           306,754

OTHER INCOME (EXPENSE)
Interest income (expense), net                          3,899           (43,374)           76,697
                                                  -----------      ------------       -----------
Net income                                        $   442,892      $     21,177       $   383,451
                                                  ===========      ============       ===========

UNAUDITED PRO FORMA INFORMATION
Net income before income tax provision            $   442,892      $     21,177       $   383,451
Pro forma income tax provision                             --                --                --
                                                  -----------      ------------       -----------
Pro forma net income (See Note 2)                 $   442,892      $     21,177       $   383,451
                                                  ===========      ============       ===========

See accompanying notes.

                           MCI Performance Group, Inc.

                   Statement of Stockholder's Equity (Deficit)

                                                                                         TOTAL
                                               COMMON STOCK           RETAINED       STOCKHOLDER'S
                                            ------------------        EARNINGS          EQUITY
                                            SHARES      AMOUNT       (DEFICIT)         (DEFICIT)
                                            ------      ------      -----------      -------------

Balance at December 31, 1995                 3,500      $3,500      $(2,006,629)      $(2,003,129)
    Net income                                  --          --          442,892           442,892
                                             -----      ------      -----------       -----------
Balance at December 31, 1996                 3,500       3,500       (1,563,737)       (1,560,237)
    Net income (Restated)                       --          --           21,177            21,177
                                             -----      ------      -----------       -----------
Balance at December 31, 1997 (Restated)      3,500       3,500       (1,542,560)       (1,539,060)
    Net income                                  --          --          383,451           383,451
                                             -----      ------      -----------       -----------
Balance at December 31, 1998 (Restated)      3,500      $3,500      $(1,159,109)      $(1,155,609)
                                             =====      ======      ===========       ===========

See accompanying notes.

                           MCI Performance Group, Inc.

                            Statements of Cash Flows

                                                                    YEAR ENDED DECEMBER 31
                                                              1996           1997           1998
                                                           -----------    -----------    -----------
                                                                           (Restated)
OPERATING ACTIVITIES
Net income                                                 $   442,892    $    21,177    $   383,451
Adjustments to reconcile net income to net cash provided
   by (used in) operating activities:
      Depreciation                                             123,577        155,802        497,980
      Changes in operating assets and liabilities:
         Accounts receivable                                   611,622     (2,244,377)     2,038,917
         Employee advances                                      13,158       (363,144)       (65,394)
         Prepaid program costs                                 (77,588)     2,047,996       (359,587)
         Prepaid expenses and other current assets                 502       (822,903)       195,141
         Accounts payable                                      732,651      2,400,031     (4,140,868)
         Accrued expenses and other current liabilities        626,481      1,159,833       (417,217)
         Due to/from stockholder                            (1,555,859)     1,276,654     (1,226,541)
         Deferred revenue                                      575,999     (1,168,272)     1,120,506
                                                           -----------    -----------    -----------
Net cash provided by (used in) operating activities          1,493,435      2,462,797     (1,973,612)

INVESTING ACTIVITIES
Net proceeds from disposal of property and equipment
                                                                    --             --        839,839
Purchases of property and equipment                            (54,270)    (2,204,277)      (161,737)
                                                           -----------    -----------    -----------
Net cash (used in) provided by investing activities            (54,270)    (2,204,277)       678,102

FINANCING ACTIVITIES
Proceeds from note payable                                          --      1,219,500             --
Payment of note payable                                        (58,033)            --     (1,219,500)
                                                           -----------    -----------    -----------
Net cash (used in) provided by financing activities            (58,033)     1,219,500     (1,219,500)
                                                           -----------    -----------    -----------

Net increase (decrease) in cash and cash equivalents         1,381,132      1,478,020     (2,515,010)
Cash and cash equivalents at beginning of year                 850,146      2,231,278      3,709,298
                                                           -----------    -----------    -----------
Cash and cash equivalents at end of year                   $ 2,231,278    $ 3,709,298    $ 1,194,288
                                                           ===========    ===========    ===========

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES
Proceeds from sale of the property and equipment
   received in the form of a note receivable               $        --    $        --    $   750,000
                                                           ===========    ===========    ===========

See accompanying notes.

                           MCI Performance Group, Inc.

                          Notes to Financial Statements

                                December 31, 1998


1.   BUSINESS AND ORGANIZATION

MCI Performance Group, Inc. ("MCI" or the "Company"), incorporated in Texas in 1987, specializes in designing and implementing premium incentives and managing meetings and group travel for clients throughout the United States. MCI provides a wide variety of consulting, creative, program administration and travel and merchandise fulfillment services to companies seeking to motivate employees, salespeople, dealers, distributors, retailers and consumers toward certain action or objectives.

The Company changed its name from MCI Planners, Inc. to MCI Performance Group, Inc. effective January 30, 1998.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Company records revenues at the completion of the program. External direct costs and cash received in advance of the program are deferred until the program occurs. The programs are short-term in nature, typically one to six months in duration from contract signing to event occurrence. Generally, a non-refundable deposit is received from the customer upon contract execution. The customer is billed periodically during the program preparation and the remaining amount owed for services is payable upon the completion of the program. Costs typically incurred in the months prior to the program are labor costs to develop the program plan and to make necessary reservations and deposits for facilities, transportation, and other required entertainment activities. Reimbursable travel expenditures are netted against reimbursable receipts and are therefore excluded from the statements of operations. Revenues may vary significantly, from period to period, depending upon the type of programs and the timing of when programs are completed. If a client cancels a program after costs have been expensed, the client is billed for work performed and expenses incurred through the date of cancellation.

                           MCI Performance Group, Inc.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company has entered into incentive commission program agreements with certain airlines which provide for incentive payments ("override") based upon the Company's achievement of stated targets. The override is payable in cash or airline tickets, at the airline's option, and is recorded as revenue at the time there is sufficient information, provided by the airline, to relate actual performance to the targets to determine the amount earned. Override payable in tickets is recorded at the fair market value of the tickets received. Override revenue of approximately $440,000, $1,142,000 and $400,000 was recorded during the years ended December 31, 1996, 1997 and 1998, respectively.

ADVERTISING COSTS

Advertising costs are expensed as incurred.

CASH EQUIVALENTS

The Company considers all highly liquid instruments purchased with maturities of three months or less to be cash equivalents.

The Company maintains its cash and cash equivalents in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

The Company is required, by the airlines, to maintain a certificate of deposit to guarantee payment of tickets booked by the Company. At December 31, 1997 and 1998, the Company had placed $77,740 and $81,370, respectively, in a short-term investment account.

PROPERTY AND EQUIPMENT

Property and equipment, including leasehold improvements, are stated at cost. Depreciation and amortization is calculated on a straight-line basis over estimated useful lives of the related assets, which range from five to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or lease term, using the straight-line method.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews the recoverability of long-lived assets, whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, in accordance with criteria established by Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets." A loss is recognized for the difference between the carrying amount and the estimated fair value of the asset. The Company made no adjustment to the carrying values of the assets during the years ended December 31, 1997 and 1998.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company believes that the carrying amount of its assets and liabilities reported in the balance sheets approximates fair value.

CONCENTRATION OF CREDIT RISK AND OTHER RISKS

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high credit quality financial institutions and investment grade short-term investments, which limit the amount of credit exposure. For accounts receivable, the Company does not require collateral; however, the Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

The Company may also be exposed to risk of loss with respect to credit card transactions. The Company's risk relates to returned transactions, merchant and fraud and transmissions of erroneous information. The Company has not incurred significant losses for these risks to date.

One customer in 1996 and two customers in each of 1997 and 1998 represented approximately 39%, 39% and 36% of net revenues, respectively.

INCOME TAXES

Historically, the Company has elected, by the consent of its stockholder, to be taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the provisions of the Code, the stockholder includes the Company's corporate income in his personal income tax returns. Accordingly, the Company was not subject to corporate income tax during periods for which it was an S Corporation.

The unaudited pro forma income tax information included in the statements of operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for all periods presented. There would be no income tax expense on a pro forma basis for any of the years presented because of the availability of pro forma net operating loss carrybacks.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   RELATED PARTY TRANSACTIONS

The Company leases office space from a partnership that is owned by the Company's stockholder. The total amount of rent expense related to this lease was $450,000, $456,000 and $450,000, during 1996, 1997 and 1998, respectively.

The Company's due to/from stockholder accounts are settled periodically and are classified as a current asset or liability. Employee advances are also settled periodically and are classified as a current asset. There are no formal terms of settlement or interest expense associated with these accounts.

4.   PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                            DECEMBER 31
                                                        1997           1998
                                                     -----------    -----------
Furniture and fixtures                               $   360,202    $   376,176
Equipment                                              1,564,595      1,579,408
Property held under capital leases                       164,916        164,916
Automobiles                                               53,564         20,778
Charter yacht                                          1,960,846         25,000
Leasehold improvements                                   718,582        752,947
                                                     -----------    -----------
                                                       4,822,705      2,919,225
Less accumulated depreciation and amortization        (2,546,988)    (2,569,590)
                                                     -----------    -----------
                                                     $ 2,275,717    $   349,635
                                                     ===========    ===========


5.   LEASE COMMITMENTS

OPERATING LEASES

The Company leases certain facilities under non-cancelable operating lease agreements. Rent expense, including rent paid to the former stockholder, was approximately $479,000, $470,000 and $535,000 for the years ended December 31, 1996, 1997 and 1998, respectively. At December 31, 1998, future minimum commitments under non-cancelable operating lease arrangements are as follows:

    1999                                      $44,000
    2000                                       20,000
                                              -------
                                              $64,000
                                              =======

CAPITAL LEASES

The Company leases certain office and computer equipment under capital leases. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the assets. Included in property and equipment are the following assets held under capital leases:

                                                            DECEMBER 31
                                                      1997              1998
                                                    ---------         ---------
Computer equipment                                  $ 164,916         $ 164,916
Less accumulated depreciation                         (91,517)         (131,201)
                                                    ---------         ---------
                                                    $  73,399         $  33,715
                                                    =========         =========


6.   LONG-TERM DEBT

Long-term debt consisted of the following:

                                                                         DECEMBER 31
                                                                      1997        1998
                                                                   -----------    ----
Note payable to bank in monthly installments at 8.5% interest,
   collateralized by a charter yacht. The yacht was sold in 1998   $ 1,261,580    $ --
Less current portion                                                   (42,080)     --
                                                                   -----------    ----
Long-term debt, less current portion                               $ 1,219,500    $ --
                                                                   ===========    ====

7.   EMPLOYEES' SAVINGS PLAN

Employees become eligible after attaining the age of 20 1/2 years and having been employed by the Company for six months. Employees may contribute up to 25% of their annual compensation subject to limitations set forth in the Internal Revenue Code. Employees' contributions vest immediately. The Company maintains a 401(k) plan under which the Company may contribute 25% of an employee's eligible contributions up to the first 5% of annual compensation. The matching contribution vests 20% after three years and in increments of 20% each additional year. The Company's contributions for the years ended December 31, 1996, 1997 and 1998 were $12,576, $63,704 and $17,361, respectively.

8.   CONTINGENCIES

LEGAL

The Company is a party to the various legal actions and administrative proceedings arising in the normal course of business. In the opinion of Company's management, dispositions of these matters are not anticipated to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

9.   YEAR 2000 READINESS DISCLOSURE (UNAUDITED)

The Company has conducted an assessment of its computer systems to identify the systems that could be affected by the "Year 2000" issue. The problem results from computer programs having been written to define the applicable year using two digits rather than four digits. The Company believes, with modifications to existing software, the Year 2000 issue will not pose significant operational problems for its computer systems. The Company plans to complete any Year 2000 modifications by December 31, 1999. At present, the Company anticipates the total costs to complete the Year 2000 project will be minimal. Further, the Company is confident its planning efforts are adequate to ensure there are no adverse effects on the Company's core business operations and that the transactions with business partners are fully supported.

10.  SUBSEQUENT EVENT

SALE OF BUSINESS

On January 15, 1999, the Company completed the sale of substantially all of the assets and certain liabilities to SPAR MCI Performance Group, Inc. The transaction consisted of $1,800,000 cash and an $12,422,189 note receivable from the buyer. The sale agreement provides for post-closing adjustments whereby the Company has guaranteed a minimum net worth of $1,500,000 for the Company at the date of closing and additional contingent consideration will be receivable in the event that the Company achieves $3,500,000 earning before taxes for the twelve month period ending March 31, 1999.

The affiliate arrangements as described in Note 3 have been amended upon consummation of the asset sale discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

11.  RESTATEMENT

The Company has restated its 1997 financial statements to reflect costs related to programs completed in 1997. The restatement resulted in an $841,000 reduction of previously reported net income, an $841,000 increase to accrued expenses and a corresponding decrease to shareholders' equity.

The Company also has restated its 1998 and 1997 financial statements to reflect sales commissions incurred in the respective years. The restatement resulted in a $750,000 reduction of previously reported 1997 net income, a $750,000 increase to accrued expenses at December 31, 1998 and 1997 and a corresponding decrease to stockholder's equity at December 31, 1998 and 1997.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined financial statements for the year ended December 31, 1998 give effect to the January 15, 1999 acquisition by SPAR MCI Performance Group, Inc. ("SPAR MCI"), SMCI of substantially all the assets of MCI Performance Group, Inc. ("MCI"). The acquisition of MCI has been accounted for using the purchase method of accounting. The following unaudited pro forma combined financial statements also give effect to certain reorganization transactions among the SPAR Companies and to the merger between SAI and PIA ("the Merger"). The SPAR reorganization transactions will be accounted for as an exchange of shares between commonly owned companies and the Merger will be accounted for as a reverse merger ("Reverse Merger") with SPAR deemed to be the accounting acquirer.

     The unaudited pro forma combined financial statements reflect the following: (i) the MCI acquisition, (ii) the SPAR reorganization transactions,
(iii) the Reverse Merger, (iv) adjustments to allocate the purchase price based upon the estimated fair value of the assets acquired and the obligations assumed, and (v) a provision for income taxes, as if the SPAR Companies and MCI had been taxed as a C Corporation (statement of operations only).

     The unaudited pro forma combined statements of operations exclude a one-time, non-cash and non-tax deductible charge which will be based on the stock price on the Effective Date (approximately $752,000, or $0.04 per combined pro forma share, based on the average closing price of $2.25 over the six day trading period ending May 19, 1999) resulting from the grant of 134,114 options and issuance of 200,000 shares to a consultant of the SPAR Companies prior to the Reverse Merger. The 134,114 options and 200,000 shares are included in determining the pro forma basic and diluted weighted average number of shares.

     The unaudited pro forma combined balance sheet gives effect to the SPAR Reorganization Transactions and the Reverse Merger as if they had occurred on March 31, 1999. The unaudited pro forma combined statement of operations for the year ended December 31, 1998 includes the operating results of the SPAR Companies, MCI and PIA for the year ended December 31, 1998 and gives effect to the MCI Acquisition and the Reverse Merger as if they had occurred at the beginning of the period. The unaudited pro forma combined statement of operations for the three month period ended March 31, 1999, reflects the operating results of the SPAR Companies and PIA for the three months ended March 31, 1999. The SPAR Companies had a fiscal year of March 31. Effective April 1, 1998, the SPAR Companies changed its fiscal year to December 31. MCI had a fiscal year ending December 31. PIA has a fiscal year ending December 31. For purposes of the twelve-month period ended December 31, 1998 unaudited pro forma combined statement of operations, operating results for the SPAR Companies include the nine-month period ended December 31, 1998 plus the three-month period ended March 31, 1998. The SPAR Companies three-month period ended March 31, 1998 included net revenues of $9,602,000 and net income of $1,731,000. The SPAR Companies three-month period ended March 31, 1999 includes the operations of MCI from the date of acquisition, January 15, 1999.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what the SPAR Companies financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of the SPAR Companies financial position or results of operations for any future period. Since PIA and SPAR were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the financial statements and notes thereto included elsewhere in this Form 8-K/A or incorporated by reference herein.

                                      SPAR

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1999
                                 (IN THOUSANDS)

                                     ASSETS

                                                        SPAR                  PRO FORMA     PRO FORMA
                                                      COMPANIES     PIA      ADJUSTMENTS    COMBINED
                                                      ---------   --------   ------------   ---------
                                                                             (SEE NOTE 5)
Current assets:
  Cash and cash equivalents.........................   $ 1,980    $  7,408     $     --      $ 9,388
  Accounts receivable, net..........................    14,609      11,356           --       25,965
  Prepaid program costs.............................     2,570          --           --        2,570
  Prepaid expenses and other current assets.........       812         691           --        1,503
  Due from affiliates...............................       177          --           --          177
                                                       -------    --------     --------      -------
          Total current assets......................    20,148      19,455           --       39,603
Property and equipment, net.........................     1,552       1,771       (1,671)       1,652
Goodwill, net.......................................    12,140          --       12,013       24,153
Investment in affiliate.............................        --         570           --          570
Other assets........................................       302         369           --          671
                                                       -------    --------     --------      -------
          Total assets..............................   $34,142    $ 22,165     $ 10,342      $66,649
                                                       =======    ========     ========      =======

                                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..................................   $ 2,046    $    996     $     --      $ 3,042
  Accrued expenses and other current liabilities....     4,901       7,662        9,434       21,997
  Deferred revenue..................................     4,086          --           --        4,086
  Line of credit and note payable...................     3,187          --           --        3,187
  Other long-term debt, current portion.............     1,376          --           --        1,376
  Distribution and other amounts due to SPAR
     stockholders...................................     7,399          --       (1,773)       5,626
  Due to affiliates.................................       356          --           --          356
  Note payable to MCI...............................     8,790          --           --        8,790
                                                       -------    --------     --------      -------
          Total current liabilities.................    32,141       8,658        7,661       48,460
Line of credit and other long-term debt.............     2,338       2,090           --        4,428
                                                       -------    --------     --------      -------
          Total liabilities.........................    34,479      10,748        7,661       52,888
Shareholders' equity:
  Common stock......................................        --          60          120          180
  Additional paid-in capital........................        --      30,744      (16,074)      14,670
  Accumulated earnings (deficit)....................      (337)    (19,387)      18,635       (1,089)
                                                       -------    --------     --------      -------
          Total liabilities and stockholders'
            equity..................................   $34,142    $ 22,165     $ 10,342      $66,649
                                                       =======    ========     ========      =======

       See Notes to the Unaudited Pro Forma Combined Financial Statements

                                      SPAR

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                PRO FORMA
                                                 PURCHASE         PRO                                        PRO
                          SPAR                  ACCOUNTING       FORMA                     PRO FORMA        FORMA
                        COMPANIES     MCI      ADJUSTMENTS      COMBINED       PIA        ADJUSTMENTS      COMBINED
                        ---------   -------   --------------   ----------   ----------   --------------   ----------
                                               (SEE NOTE 3)                               (SEE NOTE 6)
Net revenues..........   $42,202    $33,196      $    --       $  75,398    $  121,788      $    --       $  197,186
Cost of revenues......    21,054     26,108           --          47,162       105,448           --          152,610
                         -------    -------      -------       ----------   ----------      -------       ----------
Gross profit..........    21,148      7,088           --          28,236        16,340           --           44,576
Selling, general and
  administrative
  expenses............    13,058      6,781          325          20,164        21,162           --           41,326
Goodwill
  amortization........        --         --          821             821            --          801            1,622
                         -------    -------      -------       ----------   ----------      -------       ----------
Operating income......     8,090        307       (1,146)          7,251        (4,822)        (801)           1,628
Interest expense
  (income)............       399        (77)       1,262           1,584          (462)          --            1,122
Other (income)
  expense.............      (149)        --           --            (149)         (149)          --             (298)
                         -------    -------      -------       ----------   ----------      -------       ----------
Income (loss) before
  income tax
  provision...........     7,840        384       (2,408)          5,816        (4,211)        (801)             804
Income tax provision
  (benefit)...........        --         --        2,146           2,146            55       (1,609)             592
                         -------    -------      -------       ----------   ----------      -------       ----------
Net income (loss).....   $ 7,840    $   384      $(4,554)      $   3,670    $   (4,266)     $   808       $      212
                         -------    -------      -------       ----------   ----------      -------       ----------
Net income (loss) per
  share:
  Basic...............                                         $    0.29    $    (0.78)                   $     0.01
                                                               ==========   ==========                    ==========
  Diluted.............                                         $    0.29    $    (0.78)                   $     0.01
                                                               ==========   ==========                    ==========
Shares used in
  computing pro forma
  net income (loss)
  per share:
  Basic...............                                         12,654,807    5,439,000                    18,135,773
                                                               ==========   ==========                    ==========
  Diluted.............                                         12,788,921    5,439,000                    18,135,773
                                                               ==========   ==========                    ==========

       See Notes to the Unaudited Pro Forma Combined Financial Statements

                                      SPAR

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    THREE MONTH PERIOD ENDED MARCH 31, 1999
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                    PRO FORMA
                                                     PURCHASE        PRO                                     PRO
                                 SPAR               ACCOUNTING      FORMA                   PRO FORMA       FORMA
                               COMPANIES    MCI    ADJUSTMENTS     COMBINED       PIA      ADJUSTMENTS     COMBINED
                               ---------   -----   ------------   ----------   ---------   ------------   ----------
                                                   (SEE NOTE 3)                            (SEE NOTE 6)
Net revenues.................   $21,637    $ 765     $    --      $   22,402   $  21,626      $   --      $   44,028
Cost of revenues.............    14,373      503          --          14,876      20,069          --          34,945
                                -------    -----     -------      ----------   ---------      ------      ----------
Gross profit.................     7,264      262          --           7,526       1,557          --           9,083
Selling, general and
  administrative expenses....     4,780      376          --           5,156       4,947          --          10,103
Goodwill amortization........       171       --          --             171          --         200             371
                                -------    -----     -------      ----------   ---------      ------      ----------
Operating income.............     2,313     (114)         --           2,199      (3,390)       (200)          1,391
Interest expense (income)....       416       --          49             465         (90)         --             375
Other (income) expense.......       (45)      --          --             (45)         --          --             (45)
                                -------    -----     -------      ----------   ---------      ------      ----------
Income (loss) before income
  tax provision..............     1,942     (114)        (49)          1,779      (3,300)       (200)         (1,721)
Income tax provision
  (benefit)..................        --       --         657             657          15        (657)             15
                                -------    -----     -------      ----------   ---------      ------      ----------
Net income (loss)............   $ 1,942    $(114)    $  (706)     $    1,122   $  (3,315)     $  457      $   (1,736)
                                =======    =====     =======      ==========   =========      ======      ==========
Net income (loss) per share:
  Basic......................                                     $     0.09   $   (0.60)                 $    (0.10)
                                                                  ==========   =========                  ==========
  Diluted....................                                     $     0.09   $   (0.60)                 $    (0.10)
                                                                  ==========   =========                  ==========
Shares used in computing pro
  forma net income (loss) per
  share
  Basic......................                                     12,654,807   5,480,966                  18,135,773
                                                                  ==========   =========                  ==========
  Diluted....................                                     12,788,921   5,480,966                  18,135,773
                                                                  ==========   =========                  ==========

      See Notes to the Unaudited Pro Forma Combined Financial Statements.

                                      SPAR

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 1. GENERAL

     The historical financial statements reflect the financial position and results of operations of the SPAR Companies, MCI and PIA (individually, the "Company," and collectively, the "Companies") and were derived from the respective Companies' financial statements as indicated. The unaudited pro forma combined financial statements should be read in connection with the audited historical financial statements and notes thereto of the SPAR Companies (nine months ended December 31, 1998), MCI (year ended December 31, 1998) and PIA (year ended December 31, 1998) and the unaudited historical financial statements of SPAR Companies for the three months ended March 31, 1998. The historical financial statements included elsewhere herein for each of the Companies, have been included in accordance with Rule 3-05 of Regulation S-X.

     The historical results of operations of the SPAR Companies for the twelve-month period ended December 31, 1998 includes the nine-month period ended December 31, 1998 plus the three-month period ended March 31, 1998.

     The historical results of operations of the SPAR Companies for the three-month period ended March 31, 1999 includes the operations of SMCI from January 15, 1999, the date of such acquisition. (See Note 2).

     The historical results of operations of MCI for the three-month period ended March 31, 1999 includes the operations of MCI from January 1, 1999 to January 15, 1999, the date of sale to SMCI. (See Note 2).

 2. MCI ACQUISITION

     On January 15, 1999, SMCI acquired substantially all the assets of MCI. The transaction accounted for as a purchase, consisted of consideration of $1,800,000 cash and a $12,422,189 note payable to the seller.

     The purchase price has been allocated to MCI's historical assets and liabilities based on their respective carrying values, as these carrying values are deemed to represent fair market values of these assets and liabilities. Additionally, adjustments have been made for assets not purchased and debt and other liabilities not assumed in the transaction for purposes of determining the excess of the purchase price over the fair value of the net assets acquired. The total purchase consideration does not reflect contingent consideration related to earn-out arrangements included in the MCI Agreement. The MCI Agreement provides for a post-closing adjustment whereby additional contingent consideration will be payable to MCI in the event that EBT exceeds $3,500,000. The allocation of the purchase price is considered preliminary.

                                      SPAR

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 3. MCI UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

     The following table summarizes unaudited pro forma combined statement of operations adjustments.

                                                   PURCHASE ACCOUNTING ADJUSTMENTS
                                                  ---------------------------------    PRO FORMA
                                                   (a)     (b)      (c)       (d)     ADJUSTMENTS
                                                  -----   -----   -------   -------   -----------
YEAR ENDED DECEMBER 31, 1998
Net revenues....................................  $  --   $  --   $    --   $    --     $    --
Cost of revenues................................     --      --        --        --          --
Selling, general and administrative expenses....    325      --        --        --         325
Goodwill amortization...........................     --     821        --        --         821
                                                  -----   -----   -------   -------     -------
Operating income (loss).........................   (325)   (821)       --        --      (1,146)
Interest (income) expense.......................     --      --     1,262        --       1,262
Other (income) expense..........................     --      --        --        --          --
                                                  -----   -----   -------   -------     -------
Income (loss) before income tax provision.......   (325)   (821)   (1,262)       --      (2,408)
Income tax provision............................     --      --        --     2,146       2,146
                                                  -----   -----   -------   -------     -------
Net income (loss)...............................  $(325)  $(821)  $(1,262)  $(2,146)    $(4,554)
                                                  =====   =====   =======   =======     =======
THREE-MONTH PERIOD ENDED MARCH 31, 1999
Net revenues....................................  $  --   $  --   $    --   $    --     $    --
Cost of revenues................................     --      --        --        --          --
Selling, general and administrative expenses....     --      --        --        --          --
Goodwill amortization...........................     --      --        --        --          --
                                                  -----   -----   -------   -------     -------
Operating income (loss).........................     --      --        --        --          --
Interest expense................................     --      --        49        --          49
Other (income) expense..........................     --      --        --        --          --
                                                  -----   -----   -------   -------     -------
Income (loss) before income tax provision.......     --      --       (49)       --         (49)
Income tax provision............................     --      --        --       657         657
                                                  -----   -----   -------   -------     -------
Net income (loss)...............................  $  --   $  --   $   (49)  $  (657)    $  (706)
                                                  =====   =====   =======   =======     =======

---------------
(a) Reflects the increase in salaries, bonuses and benefits to new management of MCI as scheduled from the employment agreements that have been entered into or that will be entered into upon consummation of the MCI Acquisition.

(b) Reflects the amortization of goodwill to be recorded as a result of the MCI Acquisition over a 15-year estimated life.

(c) Reflects the increase in interest expense resulting from the increase of outstanding debt and distributions payable by the Company:

                                                                      THREE-MONTH
                                                   YEAR ENDED         PERIOD ENDED
                                                DECEMBER 31, 1998    MARCH 31, 1998
                                                -----------------    --------------
SPAR interest expense at a rate of 7.75% on
  $8,790 note payable to MCI..................       $  681               $25
SPAR interest expense at a rate of 7.75% on
  $7,400 of the amounts due to the owners of
  SPAR........................................          581                24
                                                     ------               ---
                                                     $1,262               $49
                                                     ======               ===

(d) Reflects the incremental provision for federal and state income taxes assuming all entities were subject to federal and state income tax and relating to the other statements of operations' adjustments and for income taxes on S corporation income, assuming a corporate income tax rate of 36.9%.

                                      SPAR

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 4. PIA REVERSE MERGER

     In 1999, SPAR, through SAI, its newly formed parent, will complete the Reverse Merger with PIA. The transaction will be accounted for as a purchase with SPAR being treated as the accounting acquirer.

     The estimated purchase price has been allocated based on the estimated fair value of PIA assets acquired. The allocation of the purchase price is considered preliminary until such time as the closing of the transaction.

 5. PIA UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

     The following table summarizes unaudited pro forma combined balance sheet adjustments (in thousands).

                                               REVERSE MERGER ADJUSTMENTS
                                               ---------------------------              PRO FORMA
                                                  (a)       (b)      (c)       (d)     ADJUSTMENTS
                                               ---------   ------   ------   -------   -----------
ASSETS
Property and equipment, net..................  $ (1,671)   $  --    $  --    $    --    $ (1,671)
Goodwill, net................................    12,013       --       --         --      12,013
                                               --------    -----    -----    -------    --------
          Total assets.......................  $ 10,342    $  --    $  --    $    --    $ 10,342
                                               ========    =====    =====    =======    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accrued expenses...........................  $  9,434    $  --    $  --    $    --    $  9,434
  Distribution and other amounts due to SPAR
     Stockholders............................        --       --       --     (1,773)     (1,773)
                                               --------    -----    -----    -------    --------
          Total current liabilities..........     9,434       --       --     (1,773)      7,661
Stockholders' equity:
  Common stock...............................        (5)      --      125         --         120
  Additional paid-in capital.................   (18,474)     752     (125)     1,773     (16,074)
  Retained earnings (deficit)................    19,387     (752)      --         --      18,635
                                               --------    -----    -----    -------    --------
          Total stockholders' equity.........       908       --       --      1,773       2,681
                                               --------    -----    -----    -------    --------
          Total liabilities and stockholders'
            equity...........................  $ 10,342    $  --    $  --    $    --    $ 10,342
                                               ========    =====    =====    =======    ========

(a) Records the purchase accounting for the Reverse Merger of SPAR with PIA. PIA's market value, for purposes of these pro forma adjustments has been established at $12,325. This is based on using the number of shares held prior to and to be retained in the transaction by PIA shareholders multiplied by the average closing market price of PIA's stock over six trading days ending on May 19, 1999. The goodwill that will result from the Reverse Merger is calculated after giving effect to the following: (1) the PIA merger costs that are accrued from April 3, 1999 through closing estimated at $1,388, (ii) restructuring costs that are directly related to the merger estimated at $9,117, plus (iii) any SPAR merger related costs to be incurred through the closing estimated at $600. The amounts allocated on a preliminary basis to goodwill may be allocated to other identifiable intangible assets, such as customer lists, resulting in different amortization periods. However, management does not anticipate such amounts to be material.

     PIA's restructure cost is composed of committed costs that will be eliminated during the integration of the SPAR Companies and PIA's field organizations and the consolidation of administrative functions as required to achieve beneficial synergies and cost savings.

     PIA restructuring costs include $1,671 for assets deemed to be redundant, $2,757 for property and equipment lease settlements, $3,971 for severance pay and other employee benefit obligations and $718 for other termination fees for contracts that are deemed to be redundant. PIA will record any

                                      SPAR

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 5. PIA UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS (CONTINUED)

     termination costs on its books in accordance with EITF 95-3 Recognition of Liabilities in Connection with a Business Combination.

(b) Records the one-time, non-cash, non-tax deductible charge of approximately $752 (based on average closing market price per share of $2.25 over the six trading day period ending on May 19, 1999) resulting from the grant of 134,114 options at $0.01 per share and issuance of 200,000 shares to a consultant of SPAR prior to this Reverse Merger.

(c) Records the par value of SPAR's shares that are to be issued and outstanding and prior to the Reverse Merger with PIA.

(d) Reflects the minimum net worth of the SPAR Companies at the time of closing as required in the revised merger agreement with PIA.

 6. PIA UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

     The following table summarizes unaudited pro forma combined statement of operations adjustments (in thousands).

                                                               REVERSE MERGER
                                                                ADJUSTMENTS
                                                              ----------------     PRO FORMA
                                                               (a)       (b)      ADJUSTMENTS
                                                              -----    -------    -----------
YEAR ENDED DECEMBER 31, 1998

Net revenues................................................  $  --    $    --      $    --
Cost of revenues............................................     --         --           --
Selling, general and administrative expenses................     --         --           --
Goodwill amortization.......................................   (801)        --         (801)
                                                              -----    -------      -------
Operating income (loss).....................................   (801)        --         (801)
Other (income) expense......................................     --         --           --
                                                              -----    -------      -------
Income (loss) before income tax provision...................   (801)        --         (801)
Income tax provision (benefit)..............................     --     (1,609)      (1,609)
                                                              -----    -------      -------
Net income (loss)...........................................  $(801)   $ 1,609      $   808
                                                              =====    =======      =======
THREE-MONTH PERIOD ENDED MARCH 31, 1999
Net revenues................................................  $  --    $    --      $    --
Cost of revenues............................................     --         --
Selling, general and administrative expenses................     --         --           --
Goodwill amortization.......................................    200         --          200
                                                              -----    -------      -------
Operating income (loss).....................................   (200)        --         (200)
Interest expense............................................     --         --           --
Other (income) expense......................................     --         --           --
                                                              -----    -------      -------
Income (loss) before income tax provision...................   (200)        --         (200)
Income tax provision (benefit)..............................     --       (657)        (657)
                                                              -----    -------      -------
Net income (loss)...........................................  $(200)   $   657      $   457
                                                              =====    =======      =======

---------------
(a) Reflects the amortization of goodwill to be recorded as a result of the Reverse Merger over a 15-year estimated life.

(b) Reflects the reversal of the provision for federal and state income taxes assuming the losses of PIA, excluding non-deductible PIA goodwill, would be used to offset the income of SPAR.

                                      SPAR

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 7. PER SHARE DATA

     Pro forma net income (loss) per share, basic and diluted, has been prepared using the following assumptions: (i) the number of shares of PIA Common Stock issued and outstanding at the date of closing is estimated to be approximately 5,480,966; and (ii) the Amended Exchange Ratio (as defined) is based upon the product of 2.3333 times the number of issued and outstanding shares of PIA Common Stock. Therefore, at the date of closing, SAI Stockholders will exchange their SAI shares for approximately 12,654,807 shares of PIA Common Stock and SAI option holders will receive approximately 134,114 options that will be exercisable into PIA Common Stock at $0.01 per share at various dates to be determined.

     For purposes of computing pro forma basic and diluted earnings per share, all SAI stock and SAI options that will be owned by SAI Stockholders immediately prior to the merger transaction have been treated as though they were outstanding from the beginning of the respective period presented in the unaudited pro forma combined statement of operations.

     The diluted weighted average number of shares outstanding does not include any anti-dilutive effects upon conversion of options outstanding.

 8. PIA NONRECURRING CHARGES

     The year ended December 31, 1998 unaudited pro forma combined statement of operations includes $1,038 of nonrecurring charges recorded by PIA. These charges include $839 of purchased consulting services related to the Company's redirection of its technology strategy, and $250 in merger transaction costs.

                                 EXHIBIT INDEX


Exhibit
   No.                               Description
-------                              -----------
   2.1         Agreement and Plan of Merger dated as of February 28, 1999 among the Company, SAI, PIA Merchandising, PIA Acquisition and the SPAR
               Companies (incorporated by reference to Exhibit 10.10 of the
               Company's Form 10-K, filed with the Securities and Exchange
               Commission on March 31, 1999).

   2.2         First Amendment to Agreement and Plan of Merger dated as of May
               14, 1999, among the Company, SAI, PIA Merchandising, PIA
               Acquisition and the SPAR Companies (incorporated by reference to Exhibit 10.13 of the Company's Form 10-K/A, filed with the Securities and Exchange Commission on May 25, 1999).

  23.1         Consent of Ernst & Young LLP

  23.2         Consent of Ernst & Young LLP

  99.1 Press Release of the Company dated July 8, 1999 (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form
               8-K, filed with the Securities and Exchange Commission on July
               23, 1999).